POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints each of Howard W. Brodie, Esq. and Keith Kosco, Esq.,

 or either of them signing singly, and with full power of substitution,

 the undersigned's true and lawful attorney in fact to:

(1) prepare, execute in the undersigned's name and on the

 undersigned's behalf, and submit to

 the U.S. Securities and Exchange Commission (the SEC) a Form ID,

 including amendments thereto, and any other

 documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the

 SEC of reports required by Section 16(a) of the

 Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of EMCORE Corporation (the Company),

 Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities

 Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to

 complete and execute any such Form3, 4, or 5, complete and

 execute any amendment or amendments thereto,

 and timely file such form with the SEC and any stock

 exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion

 of such attorney in fact, may be of benefit to,

 in the best interest of, or legally required by,

 the undersigned, it being understood that the documents

 executed by such attorney in fact on behalf of

 the undersigned pursuant

 to this Power of Attorney shall be in such form and shall

 contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

        The undersigned hereby grants to each such attorney

 in fact full power and authority to do and

 perform any and every act

 and thing whatsoever requisite, necessary, or proper to

 be done in the exercise of any of the rights

 and powers herein granted, as fully to all intents and

 purposes as the undersigned might or

 could do if personally present,

 with full power of substitution or revocation, hereby

 ratifying and confirming all that such

 attorney in fact, or such attorney in fact's substitute

 or  substitutes, shall lawfully do or cause to be done

 by virtue of this power of attorney and the

 rights and powers herein granted.

 The undersigned acknowledges that the foregoing

 attorneys in fact, in serving

 in such capacity at the request of the undersigned,

 are not assuming, nor is the Company assuming,

 any of the undersigned's responsibilities to comply

 with Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force

 and effect until the undersigned is no

 longer required to file Forms 3, 4, and 5

 with respect to the undersigned's holdings

 of and transactions in securities

 issued by the Company, unless earlier revoked by the

 undersigned in a signed writing delivered

 to the foregoing attorneys in fact.

        IN WITNESS WHEREOF, the undersigned has caused this

 Power of Attorney to be executed as

 of this 8th day of December, 2006.

   /s Hong Hou

   Signature

   Dr. Hong Q. Hou

   Print Name